UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2023

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2023 (the “Closing Date”), Applebee’s Funding LLC and IHOP Funding LLC (the “Co-Issuers”), each a special purpose, wholly-owned indirect subsidiary of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), issued the Series 2023-1 7.824% Fixed Rate Senior Secured Notes, Class A-2 (the “New Notes”) in an initial aggregate principal amount of $500 million. The New Notes were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended.

The New Notes were issued in a securitization transaction pursuant to which substantially all of the domestic revenue- generating assets and domestic intellectual property, as further described below, held by the Co-Issuers and certain other special-purpose, wholly-owned indirect subsidiaries of the Corporation (the “Guarantors”) were pledged as collateral to secure the New Notes.

New Notes

The New Notes were issued under a Second Amended and Restated Base Indenture, dated as of the Closing Date (the “Base Indenture”), a copy of which is attached hereto as Exhibit 4.1, and the related Series 2023-1 Supplement to the Base Indenture, dated on the Closing Date (the “Series 2023-1 Supplement”), a copy of which is attached hereto as Exhibit 4.2, among the Co-Issuers and Citibank, N.A., as the trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2023-1 Supplement (collectively, the “Indenture”) will allow the Co-Issuers to issue additional series of notes in the future subject to certain conditions set forth therein.

While the New Notes are outstanding, payment of principal and interest is required to be made on the New Notes on a quarterly basis. The payment of principal on the New Notes may be suspended when the leverage ratio for the Corporation and its subsidiaries is less than or equal to 5.25x.

The legal final maturity of the New Notes is in March 2053, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the New Notes will be repaid in June 2029 (the “Anticipated Repayment Date”). If the Co-Issuers have not repaid or refinanced the New Notes by the Anticipated Repayment Date, then additional interest will accrue on the New Notes, as applicable, at the greater of: (A) 5.0% and (B) the amount, if any, by which the sum of the following exceeds the Series 2023-1 Class A-2 Note interest rate: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the anticipated repayment date of the United States Treasury Security having a term closest to 10 years plus (y) 5.0%, plus (z) 4.24% for the Series 2023-1 Class A-2 Notes.

Management Agreement

On the Closing Date, the Corporation also entered into an amendment and restatement of that certain Management Agreement, dated September 30, 2014, as previously amended and restated on September 5, 2018 and June 5, 2019, a copy of which, as so amended and restated, is attached hereto as Exhibit 10.1, among the Corporation, the Securitization Entities, Applebee’s Services, Inc., International House of Pancakes, LLC and the Trustee, the Corporation will act as the manager with respect to the Securitized Assets. The primary responsibilities of the manager will be to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement and will be subject to the liabilities set forth in the Management Agreement.

The manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the weekly management fee or is otherwise not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the manager to perform or observe its obligations under the Management Agreement, (b) the breach by the manager of any representation, warranty or covenant under the Management Agreement, or (c) the manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The New Notes are subject to a series of covenants and restrictions customary for transactions of this type, including: (i) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the New Notes, (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts, including specified call redemption premiums in the case of Class A-2 Notes under certain circumstances; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the New Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The New Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities to maintain the stated debt service coverage ratio, the sum of domestic retail sales for all restaurants being below certain levels on certain measurement dates, certain manager termination events, certain events of default and the failure to repay or refinance the Class A-2 Notes on the anticipated repayment dates. The New Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the New Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

Use of Proceeds

On the Closing Date, the Corporation used the net proceeds of the offering along with cash on hand to repay the entire outstanding balance of approximately $585 million of the Series 2019-1 4.194% Fixed Rate Senior Notes, Class A-2-I in full and to pay fees and expenses incurred in connection with the issuance of the New Notes. The Series 2019-1 4.723% Fixed Rate Senior Notes, Class A-2-II Notes will not be refinanced at this time.

The above descriptions of the Base Indenture, the Series 2023-1 Supplement, and the Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Series 2023-1 Supplement, and the Management Agreement filed as Exhibits 4.1, 4.2, 10.1, respectively, hereto and, in each case, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 17, 2023, the Corporation issued a press release announcing the completion of its securitization refinancing transaction. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Base Indenture, dated as of April 17, 2023, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary
4.2	Series 2023-1 Supplemental Indenture, dated April 17, 2023, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary
10.1	Third Amended and Restated Management Agreement, dated as of April 17, 2023, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, other securitization entities party thereto from time to time, the Corporation as the Manager, Applebee’s Services, Inc. and International House of Pancakes, LLC as Sub-managers, and Citibank, N.A., as Trustee
99.1	Press Release regarding the Corporation’s Completion of the Partial Refinancing of its Existing Long-Term Debt Through a Securitization issued by the Corporation on April 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2023	DINE BRANDS GLOBAL, INC.

	By:	/s/ Vance Y. Chang
Vance Y. Chang
Chief Financial Officer